Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305	Investor Relations, +1 212 632 2685
richard.creswell@lazard.com	or 1 877 266 8601(US only)
investorrelations@lazard.com

LAZARD LTD REPORTS THIRD-QUARTER AND NINE-MONTH 2010 RESULTS

Highlights

•

Net income per share(a) of $0.46 (diluted) for the third quarter of 2010, on a fully exchanged basis(b); net income per share of $1.30 (diluted) for the first nine months of 2010, on a fully exchanged basis, and before special charges in the 2010 first quarter(c)

•	Net income increased 18%, on a fully exchanged basis, compared to the 2009 third quarter

•

Core operating business revenue(d) increased 11% to $462.4 million for the third quarter, and increased 26% to a record $1,348.1 million for the first nine months, compared to the equivalent 2009 periods

•

M&A and Strategic Advisory operating revenue increased 29% to $160.7 million for the third quarter and increased 28% to $454.1 million for the first nine months, compared to the equivalent 2009 periods

•	Restructuring operating revenue decreased 45% for the third quarter and 10% for the first nine months, compared to the equivalent 2009 periods

•	Asset Management third-quarter management fees increased 38% to a record $184.0 million and increased 54% to a record $512.8 million for the first nine months, compared to the equivalent 2009 periods

•

Assets Under Management increased 19% to a record $143.6 billion at September 30, 2010, compared to $120.2 billion at September 30, 2009, and increased 16% compared to $123.5 billion at June 30, 2010; achieved net inflows of $1.1 billion and $6.2 billion for the 2010 third quarter and first nine months, respectively

NEW YORK, October 27, 2010 – Lazard Ltd (NYSE: LAZ) today announced financial results for the third quarter and first nine months ended September 30, 2010. Net income on a fully exchanged basis was $62.2 million, or $0.46 per share (diluted), for the third quarter of 2010, compared to a net income of $52.5 million, or $0.41 per share (diluted), for the third quarter of 2009. Net income on a fully exchanged basis was $176.6 million, or $1.30 per share (diluted), for the first nine months of 2010, compared to $65.9 million, or $0.53 per share (diluted) for the first nine months of 2009, excluding in each period special charges in the first quarter of the applicable year.(c)(e)

(a)	Refers to net income or loss attributable to Lazard Ltd.
(b)	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD holdings and is a non-GAAP measure.
(c)

Refers to first-quarter 2010 pre-tax charges of $87.1 million as a result of staff reductions and realignments, and a $24.9 million non-cash special charge related to the implementation and amendment of a previously approved retirement policy, which accelerated the accounting for certain deferred stock awards during the same period.

(d)	Core operating business revenue includes the Financial Advisory and Asset Management businesses, and excludes revenues from the Corporate business.

Net income, on a U.S. GAAP basis, which is before exchange of exchangeable interests, was $64.1 million, or $0.51 per share (diluted), for the third quarter of 2010, compared to a net income of $37.4 million, or $0.41 per share (diluted), for the third quarter of 2009. Net income, on a U.S. GAAP basis, which includes the first quarter special charges in the 2010 and 2009 periods, was $75.1 million, or $0.58 per share (diluted), for the first nine months of 2010, compared to net income of $12.1 million, or $0.16 per share (diluted), for the first nine months of 2009.

A reconciliation of the U.S. GAAP results to the adjusted results is presented on page 12 of this release.

Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provide the most meaningful basis for comparison among present, historical and future periods.

Operating Revenue and Operating Income

Operating revenue for the third quarter of 2010 increased 10% to $473.2 million, compared to $431.5 million for the third quarter of 2009. Operating income increased 9% to $79.5 million for the 2010 third quarter, compared to operating income of $73.2 million for the third quarter of 2009.

Operating revenue increased 24% to $1,368.4 million for the 2010 first nine months, compared to $1,103.2 million for the first nine months of 2009. Operating income increased 120% to $224.0 million for the 2010 first nine months, compared to operating income of $101.9 million for the first nine months of 2009, excluding special charges in both periods.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Comments

“Our core business, which consists of Financial Advisory and Asset Management, reported record revenue for the first nine months,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We grew nearly thirty percent in M&A and Strategic Advisory, and Asset Management achieved a record in assets under management, against a backdrop of a gradual but uneven upturn in the cycle. We are continuing to invest in our businesses by making strategic senior level hires worldwide.”

“Lazard’s performance in this quarter and year-to-date underscores the power of our firm’s advice-driven, intellectual capital model in a climate marked by uneven economic recovery, aftershocks from the financial crisis and shifting flows of investment capital between developed and developing markets,” said Mr. Jacobs. “In this new environment, companies, government bodies and investors demand independent advice, with a geographic perspective, deep understanding of capital structure, informed research, and knowledge of global economic conditions. Lazard, through its Financial Advisory and Asset Management businesses, is the only global independent firm positioned to meet that need.”

(c)

Refers to first-quarter 2010 pre-tax charges of $87.1 million as a result of staff reductions and realignments, and a $24.9 million non-cash special charge related to the implementation and amendment of a previously approved retirement policy, which accelerated the accounting for certain deferred stock awards during the same period.

(e)	Refers to first-quarter 2009 pre-tax charge of $62.6 million as a result of staff reductions and realignments.

“Our fundamentals and financial position remain strong. We continue to generate significant cash flow and we remain focused on containing discretionary spending while investing in our businesses for future growth,” said Michael J. Castellano, Chief Financial Officer of Lazard. “Our previously stated goal is to grow annual compensation expense at a slower rate than revenues. We have achieved that goal for the first nine months of 2010.”

Revenue

Core Operating Business

Lazard’s core operating business includes its Financial Advisory and Asset Management businesses. Core operating business revenue increased 11% to $462.4 million for the 2010 third quarter, compared to $417.5 million for the third quarter of 2009. Core operating business revenue increased 26% to a nine-month record of $1,348.1 million in 2010, compared to $1,068.6 million for the first nine months of 2009.

Financial Advisory

Financial Advisory operating revenue decreased 2% to $254.4 million for the third quarter of 2010, compared to $260.2 million for the third quarter of 2009, and increased 4% compared to $245.7 million for the second quarter of 2010. Third quarter 2010 revenue from M&A and Strategic Advisory, Capital Markets and Other Advisory in the aggregate increased $47.3 million, or 34%, compared to third quarter 2009 revenue and increased $22.6 million, or 14%, compared to second quarter 2010 revenue, while third quarter 2010 revenue from Restructuring decreased $53.1 million, or 45%, compared to third quarter 2009 revenue and decreased $13.9 million, or 17%, compared to second quarter 2010 revenue.

Financial Advisory operating revenue increased 14% to $769.1 million for the first nine months of 2010, compared to $676.8 million for the first nine months of 2009. The nine-month 2010 revenue was positively impacted by an aggregate revenue increase of $119.5 million, or 30%, from M&A and Strategic Advisory, Capital Markets and Other Advisory, partially offset by a $27.2 million, or 10%, decrease in Restructuring revenue.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue increased 29% to $160.7 million for the third quarter of 2010, compared to $124.7 million for the third quarter of 2009, and increased 10% compared to $145.9 million for the second quarter of 2010. For the first nine months of 2010, M&A and Strategic Advisory operating revenue increased 28% to $454.1 million, compared to $356.0 million for the first nine months of 2009. M&A and Strategic Advisory operating revenue generally does not include M&A fees for the sale of distressed assets, which are recognized in Restructuring operating revenue. Strategic Advisory also includes our sovereign advisory work.

Among the publicly announced M&A transactions completed during the third quarter of 2010 on which Lazard advised were the following:

•	Coca-Cola Enterprises in transactions valued at $14.4 billion with The Coca-Cola Company, including the sale of its North American operations

•	Newcrest Mining’s A$9.5 billion acquisition of Lihir Gold

•	Deutsche Bahn’s £2.6bn acquisition of Arriva

•	Healthscope’s A$2.7 billion sale to a private equity consortium

•	Honeywell’s $1.4 billion acquisition of Sperian Protection

•	The Carlyle Group’s €480 million acquisition of B&B Hotels

•	Silpada Designs’ $650 million sale to Avon

•	Micrus Endovascular’s $480 million sale to Johnson & Johnson

•	Alaven Pharmaceutical’s $350 million sale to Meda

•	DeCrane Aerospace’s $280 million sale of its Cabin Management business to Goodrich

•	Continental Airlines’ merger of equals with UAL Corporation

•	ITT’s $235 million sale of its CAS SETA services business to Wyle

•	France Telecom’s and Orascom Telecom’s agreement on Mobinil and ECMS

•	PAIG Investments’ sale of Sell GmbH to Zodiac Aerospace

•	Creative Artists Agency in the sale of a non-controlling interest to TPG

Among the pending, publicly announced M&A transactions on which Lazard advised in the third quarter, continued to advise, or completed since September 30, 2010, are the following:

•	Weather Investments’ $21 billion combination with VimpelCom to create a new global telecom group

•	Qwest’s $22.4 billion merger with CenturyLink

•	Northeast Utilities’ $17.5 billion merger of equals with NSTAR

•	BASF’s €3.1 billion acquisition of Cognis

•	SSL International in the £2.5 billion recommended cash offer by Reckitt Benckiser to acquire SSL

•	3G Capital’s $4.0 billion acquisition of Burger King Holdings

•	Caisse des Dépôts’ and the French State’s €2.7 billion investment in La Poste

•	Lazard Real Estate Partners’ $3.1 billion sale of Atria Senior Living’s real estate assets to Ventas

•	Abraxis BioScience’s $2.9 billion sale to Celgene

•	Crucell N.V.’s (Supervisory Board) €1.75 billion recommended cash tender offer by Johnson & Johnson

•	CSR’s A$1.75 billion sale of Sucrogen to Wilmar International

•	Vedanta Resources’ $1.3 billion acquisition of the zinc assets of Anglo American

•	Endo Pharmaceuticals’ $1.2 billion acquisition of Qualitest Pharmaceuticals and its $144 million acquisition of Penwest Pharmaceuticals

•	Asda Stores’ $1.1 billion acquisition of Netto Foodstores

•	BSS Group in the £557.6 million recommended offer for BSS by Travis Perkins

•	Oil States International’s $681 million acquisition of The MAC Services Group

•	MSA’s $280 million acquisition of General Monitors

•	Actividades de Construcción y Servicios’ announced tender offer to acquire shares in Hochtief

•	Danone’s merger of its Fresh Dairy Products businesses in the CIS area with Unimilk

•	Pirelli & C. Real Estate on the spin-off of Pirelli RE from the Pirelli Group

•	Österreichische Volksbanken’s sale of Europolis to CA Immobilien Anlagen AG

•	Caja Madrid’s proposed integration with Bancaja, Caja Insular de Canarias, Caixa Laietana, Caja Ávila, Caja Segovia and Caja Rioja

•	Veolia Environnement in the merger of its Veolia Transport division with Transdev

Publicly announced sovereign and government advisory assignments that occurred during or since the 2010 third quarter include advising the PNG State Holding Company on financing and a potential strategic partnership in a gas upstream development project and a midstream LNG project in Papua New Guinea. We also continue to advise the Republic of Côte d’Ivoire on its debt restructuring, Greece for general financial advice, the US Treasury with respect to General Motors, including its potential IPO, and the Islamic Republic of Mauritania on various strategic sovereign financial issues.

Restructuring

Restructuring operating revenue decreased 45% to $66.0 million for the third quarter of 2010, compared to $119.1 million for the third quarter of 2009, and decreased 17% compared to $79.9 million for the second quarter of 2010. Restructuring operating revenue decreased 10% to $246.1 million for the first nine months of 2010, compared to $273.3 million for the first nine months of 2009. Restructuring operating revenue reflects continued restructuring advisory activity in the US and Europe.

The decrease in the third quarter of 2010, compared to both the third quarter of 2009 and the second quarter of 2010, was due primarily to a decrease in completion fees and retainer fees earned, related to the continuing decline of the number and value of corporate defaults since the peak in early 2009. The decrease in the first nine months of 2010 was due primarily to a decrease in retainer fees, partially offset by increased completion fees.

Completed Restructuring assignments during the third quarter of 2010 include: U.S. Concrete and Trump Entertainment Resorts in connection with their Chapter 11 proceedings; BTA Bank JSC and Italtel in their debt restructurings; Highstreet investors on Karstadt’s restructuring; Voyage Group in the renegotiation of its senior credit facilities; EEMS on the renegotiation of its debt and sale of its Singapore unit to ASE Taiwan; and LNR Property Corp. on its recapitalization.

Notable Chapter 11 bankruptcies on which Lazard advised debtors or creditors during or since the third quarter of 2010, are:

•	Chemicals: Chemtura

•	Gaming, Entertainment and Hospitality: Extended Stay Hotels, Station Casinos

•	Healthcare: Chem Rx

•	Paper and Packaging: AbitibiBowater, White Birch Paper Company

•	Professional/Financial Services: Lehman Brothers

•	Real Estate/Property Development: Capmark Financial

•	Technology/Media/Telecom: MIG Inc., Nortel, TerreStar Networks, Tribune Co.

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised during or since the third quarter of 2010, are:

•	Alinta Energy on its debt restructuring

•	Belvédère – advising the FRN noteholder committee

•	Frans Bonhomme on its covenant reset

•	iStar Financial on its debt and capital structure matters

•	Local InSight Media on its debt restructuring

•	Jost on its debt restructuring

•	Lucchini on the refinancing of its current indebtedness

•	Satmex on balance sheet restructuring and satellite financing

•	Sacyr Vallehermoso on the refinancing of its real estate unit Vallehermoso

•	Värde Partners in its acquisition of debt and equity in Crest Nicholson

•	Wheelabrator Allevard on its debt restructuring

Capital Markets and Other Advisory

Capital Markets and Other Advisory operating revenue increased 69% to $27.8 million for the third quarter of 2010, compared to $16.4 million for the third quarter of 2009. Capital Markets and Other Advisory operating revenue increased 45% to $69.0 million for the first nine months of 2010, compared to $47.5 million for the first nine months of 2009. The increase in the third-quarter and nine-month revenue was due primarily to growth in the number and value of fund closings by our Private Fund Advisory Group, partially offset by a decrease in underwriting for public offerings.

Capital Markets and Other Advisory assignments in the third quarter of 2010 included advising on:

•	IPOs: IntraLinks Holdings and NuPathe

•	PIPEs, Registered Directs, Underwritten Registered Directs and Private Placements as well as other Convertible and Capital Markets transactions: MAP Pharmaceuticals, Pacific Ethanol, PDL BioPharma

Asset Management

Asset Management operating revenue increased 32% to a record $208.0 million for the third quarter of 2010, compared to $157.3 million for the 2009 third quarter. Asset Management operating revenue increased 48% to a record $578.9 million for the first nine months of 2010, compared to $391.8 million for the first nine months of 2009.

Assets Under Management at September 30, 2010, were $143.6 billion, representing a 19% increase over Assets Under Management of $120.2 billion at September 30, 2009, and a 16% increase compared to Assets Under Management of $123.5 billion at June 30, 2010. Assets Under Management were primarily impacted in the third quarter by positive market and foreign exchange movements. Net inflows were $1.1 billion in the 2010 third quarter and $6.2 billion in the 2010 first nine months.

Average Assets Under Management were $133.5 billion for the third quarter of 2010, representing a 22% increase over average Assets Under Management of $109.1 billion for the third quarter of 2009. Average Assets Under Management were $132.9 billion for the first nine months of 2010, a 36% increase, compared to $97.6 billion for the first nine months of 2009.

Management fees increased 38% to a record $184.0 million for the third quarter of 2010, compared to $133.4 million for the 2009 third quarter, and increased 54% to a record $512.8 million for the first nine months of 2010, compared to $334.0 million for the first nine months of 2009.

Incentive fees, primarily related to traditional long-only investment strategies, were $15.5 million and $41.9 million for the third quarter and first nine months of 2010, respectively, compared to $15.2 million and $33.8 million for the comparable periods in 2009. Incentive fees are recorded on the measurement date, which for most of our alternative strategies that are subject to incentive fees occurs in the fourth quarter.

Our Asset Management business provides investment management and advisory services to governments, institutions, financial intermediaries, private clients and investment vehicles around the world. Our goal in our Asset Management business is to produce superior risk-adjusted investment returns and provide investment solutions customized for our clients. Asset Management includes the management of equity and fixed income securities as well as alternative investment and private equity funds.

Expenses

Compensation and Benefits

Compensation and benefits expense includes base salaries and benefits, amortization of deferred incentive awards and an accrual for estimated year-end discretionary cash incentive compensation. The expense was $282.5 million and $250.9 million for the third quarters of 2010 and 2009, respectively. The expense was $821.1 million and $693.7 million for the first nine months of 2010 and 2009, respectively, excluding the 2010 first-quarter special charge. While operating revenue increased 24% for the first nine months of 2010, compensation and benefits expense increased 18%, compared to the same 2009 period.

The ratio of compensation and benefits expense to operating revenue was 59.7% for the third quarter of 2010 compared to 58.2% for the same 2009 period, and was 60.0% and 62.9% for the first nine months of 2010 and 2009, respectively, excluding the 2010 first-quarter special charge. The reduction in the compensation ratio for the first nine months of 2010 is due primarily to execution on our previously announced goals to grow annual compensation expense at a slower rate than operating revenues, and to achieve over the cycle compensation levels on average consistent with the targets established at the time we went public in 2005.

Non-Compensation

The ratio of non-compensation expense to operating revenue, excluding amortization of intangibles related to acquisitions, was 18.9% and 19.0% for the third quarter and first nine months of 2010, respectively, compared to 19.8% and 21.5% for the respective 2009 periods. Total non-compensation expense increased 4% to $91.2 million for the third quarter of 2010 and increased 11% to $265.4 million for the first nine months of 2010, compared to $87.6 million and $240.1 million for the respective periods in 2009, including amortization of intangibles related to acquisitions of $1.7 million and $5.3 million in the respective 2010 periods and $2.0 million and $2.7 million in the respective 2009 periods. Factors contributing to the third-quarter and first-nine-months 2010 increases include higher business development expenses for travel and market related data and fund administration expenses related to the increased level of business activity and assets under management, and partially offset by lower professional fees.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxes, on a fully exchanged basis, was $17.2 million and $44.4 million for the third quarter and first nine months of 2010, respectively, compared to $18.6 million and $34.7 million for the third quarter and first nine months of 2009, respectively, excluding the effects of special charges in each period. The effective tax rate on the same basis was 21.7% and 20.1% for the third quarter and first nine months of 2010, respectively, exclusive of noncontrolling interests.

Noncontrolling interests

Net income attributable to noncontrolling interests, on a fully exchanged basis, amounted to $0.1 million and $2.9 million for the third quarter and first nine months of 2010, respectively, compared to $2.0 million and $1.2 million for the respective periods of 2009. Noncontrolling interests, on a fully exchanged basis, principally represents interests that the Company is deemed to control but not own in (i) various LAM-related general partnerships and (ii) in Edgewater management vehicles acquired during the third quarter of 2009.

Liquidity, Capital Resources and Other Items

•	Lazard continues to maintain a strong liquidity position with over $1 billion in cash, US Government and agency securities, and marketable equity securities at September 30, 2010.

•	At September 30, 2010, total stockholders’ equity related to Lazard’s interests was $488.6 million.

•

During the third quarter of 2010, current and former Lazard Managing Directors who held LAZ-MD Holdings exchangeable interests and/or Class A common stock (the “Selling Shareholders”) sold 7.4 million shares of Lazard Ltd Class A common stock in a public offering. Lazard did not receive any proceeds from such sales.

•

During the third quarter of 2010, Lazard separately repurchased 2.75 million shares of Class A common stock and 167,286 exchangeable interests at an aggregate cost of $88.7 million, the majority of which were in separate transactions with the Selling Shareholders. Lazard’s remaining share repurchase authorization at September 30, 2010, was $88.6 million.

•

At September 30, 2010, current and former Lazard Managing Directors and employees now own 32% of Lazard Ltd, assuming full vesting of their deferred equity-based incentive awards and including exchangeable interests and Class A shares that they own.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income (loss) attributable to Lazard Ltd, assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Net income (loss) assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Core operating business revenue

•	Operating revenue

•	Operating income, excluding special charges

•	Compensation and benefits, excluding special charges

•	Noncontrolling interests assuming full exchange of exchangeable interests

•	Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges

•	Net income (loss) per share, assuming full exchange of exchangeable interests and excluding special charges

•	Provision for income taxes on a fully exchanged basis

•	Net income (loss) attributable to LAZ-MD

•	Net income (loss) attributable to other noncontrolling interests

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

* * *

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

* * *

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

* * *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009	% Change	2010	2009	% Change
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$160,662	$124,691	29%	$454,073	$356,020	28%
Restructuring	66,000	119,101	(45%)	246,066	273,261	(10%)
Capital Markets & Other Advisory	27,750	16,390	69%	69,000	47,489	45%

Total	254,412	260,182	(2%)	769,139	676,770	14%

Asset Management
Management Fees	183,975	133,377	38%	512,758	334,000	54%
Incentive Fees	15,469	15,202	2%	41,891	33,807	24%
Other Revenue	8,523	8,769	(3%)	24,266	24,042	1%

Total	207,967	157,348	32%	578,915	391,849	48%

Core Operating Business Revenue (a)	462,379	417,530	11%	1,348,054	1,068,619	26%

Corporate	10,786	13,953	(23%)	20,389	34,616	(41%)

Operating Revenue (b)	473,165	431,483	10%	1,368,443	1,103,235	24%

Revenue related to noncontrolling interests (c)	2,000	3,716		9,137	2,903
Other Interest Expense	(21,928)	(23,484)		(67,097)	(70,403)

Net Revenue	$453,237	$411,715	10%	$1,310,483	$1,035,735	27%

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue relating to noncontrolling interests, each of which are included in net revenue.
(c)	Represents the revenues related to noncontrolling interests other than LAZ-MD in which the company has no economic interest.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,			Nine Months Ended September 30,

	2010	2009	% Change	2010	2009	% Change
	($ in thousands, except per share data)

Total revenue (a)	$475,310	$434,558	9%	$1,375,134	$1,113,956	23%
LFB interest expense	(2,145)	(3,075)		(6,691)	(10,721)

Operating revenue	473,165	431,483	10%	1,368,443	1,103,235	24%
Revenue related to noncontrolling interests	2,000	3,716		9,137	2,903
Other interest expense	(21,928)	(23,484)		(67,097)	(70,403)

Net revenue	453,237	411,715	10%	1,310,483	1,035,735	27%
Operating expenses:
Compensation and benefits	282,528	250,914	13%	845,926	693,725	22%

Occupancy and equipment	22,414	23,690		65,004	63,774
Marketing and business development	17,503	14,070		51,358	43,311
Technology and information services	18,904	17,592		53,552	49,670
Professional services	10,731	11,823		29,716	31,883
Fund administration and outsourced services	12,037	10,272		34,407	26,075
Amortization of intangible assets related to acquisitions	1,719	2,032		5,258	2,720
Other	7,934	8,157		26,117	22,685

Total non-compensation expense	91,242	87,636	4%	265,412	240,118	11%

Restructuring expense (b)	—	—		87,108	62,550

Operating expenses	373,770	338,550	10%	1,198,446	996,393	20%

Operating income	79,467	73,165	9%	112,037	39,342	NM

Provision for income taxes	9,113	19,968	(54%)	29,049	29,312	(1%)

Net income	70,354	53,197	32%	82,988	10,030	NM
Net income (loss) attributable to LAZ-MD	6,152	13,749		4,909	(3,297)
Net income attributable to other noncontrolling interests	111	2,030		2,950	1,218

Net income attributable to Lazard Ltd	$64,091	$37,418	71%	$75,129	$12,109	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding (c):
Basic	111,059,071	80,756,718	38%	101,440,741	75,278,905	35%
Diluted	138,094,101	131,468,085	5%	135,554,131	75,278,905	80%
Net income per share:
Basic	$0.58	$0.47		$0.74	$0.16
Diluted	$0.51	$0.41		$0.58	$0.16

Supplemental Information Assuming Full Exchange of Exchangeable Interests and excluding Special Charges (d):

Compensation and benefits excluding special charges	$282,528	$250,914	13%	$821,066	$693,725	18%

Operating income excluding special charges	$79,467	$73,165	9%	$224,005	$101,892	120%

Net income attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$62,156	$52,487	18%	$176,623	$65,941	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges (e):
Basic	123,061,969	114,664,437	7%	122,596,008	115,478,681	6%
Diluted	138,094,101	131,468,085	5%	138,185,702	123,400,695	12%
Net income per share - assuming full exchange of exchangeable interests and excluding special charges:
Basic	$0.51	$0.46		$1.44	$0.57
Diluted	$0.46	$0.41		$1.30	$0.53

Ratio of compensation to operating revenue (f)	59.7%	58.2%		60.0%	62.9%
Ratio of non-compensation to operating revenue (g)	18.9%	19.8%		19.0%	21.5%

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

RECONCILIATION OF U.S. GAAP RESULTS TO FULL EXCHANGE EXCLUDING SPECIAL CHARGES (d)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009
	($ in thousands, except per share data)
Compensation & Benefits
Compensation & benefits - U.S. GAAP Basis	$282,528	$250,914	$845,926	$693,725
Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	(24,860)	—

Compensation & benefits excluding special charges	$282,528	$250,914	$821,066	$693,725

Operating Income
Operating income - U.S. GAAP Basis	$79,467	$73,165	$112,037	$39,342
Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	24,860	—
Restructuring expense	—	—	87,108	62,550

Operating income excluding special charges	$79,467	$73,165	$224,005	$101,892

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$64,091	$37,418	$75,129	$12,109
Adjustments to exclude special charges (d, h):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	24,860	—
Restructuring expense	—	—	87,108	62,550
Tax benefits associated with special charges	(7,068)		(14,111)	(6,401)
Net loss attributable to LAZ-MD	—	—	(24,388)	(21,075)
Adjustment for full exchange of exchangeable interests (e):
Tax adjustment for full exchange	(1,019)	1,320	(1,272)	980
Amount attributable to LAZ-MD	6,152	13,749	29,297	17,778

Net income attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$62,156	$52,487	$176,623	$65,941

Diluted net income per share (c):
U.S. GAAP Basis - Net income attributable to Lazard Ltd	$0.51	$0.41	$0.58	$0.16

Net income assuming full exchange of exchangeable interests and excluding special charges	$0.46	$0.41	$1.30	$0.53

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, see item (d) in notes to unaudited condensed consolidated statements of operations and reconciliation of US GAAP results to full exchange excluding special charges. Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provides the most meaningful basis for comparison among present, historical and future periods.

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

(a)	Excludes revenue related to noncontrolling interests.

(b)	Expenses related to severance, benefits and other charges in connection with the reduction and realignment of staff.

(c)	See “Reconciliation of Shares Outstanding and Basic & Diluted Net Income Per Share”.

(d)	For the nine month periods ended September 30, 2010 and 2009, special charges consist of (i) the expenses related to the reduction and realignment of staff noted in (b) above and (ii) for the nine months ended September 30, 2010, a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy.

(e)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests and excluding the items noted in (d) above (see “Reconciliation of US GAAP to Full Exchange Excluding Special Charges”).

(f)	For the nine month period ended September 30, 2010, excludes the charges noted in (d) above.

(g)	Excludes the amortization of intangible assets related to acquisitions for the three and nine month periods ended September 30, 2010 and 2009.

(h)	For the three and nine month periods ended September 30, 2010, includes an aggregate $7,068 adjustment to increase previously recognized tax benefits related to the 2010 special charges as described in (d) above.

NM	Not meaningful

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

( $ in thousands)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$847,431	$917,329
Cash deposited with clearing organizations and other segregated cash	24,449	20,217
Receivables	787,477	669,475
Investments (a)
Debt:
U.S. Government and agencies	148,177	147,507
Other	264,490	313,342

	412,667	460,849
Equities	85,215	82,442
Other	214,401	264,402

	712,283	807,693
Goodwill and other intangible assets	318,541	317,780
Other assets	433,517	415,268

Total Assets	$3,123,698	$3,147,762

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities

Deposits and other customer payables	$408,768	$322,101
Accrued compensation and benefits	320,663	515,033
Senior debt	1,076,850	1,086,850
Other liabilities	531,423	550,681
Subordinated debt	150,000	150,000

Total liabilities	2,487,704	2,624,665

Commitments and contingencies

Stockholders’ equity

Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—
Common stock, par value $.01 per share:
Class A	1,166	922
Class B	—	—
Additional paid-in capital	666,705	549,931
Accumulated other comprehensive loss, net of tax	(70,519)	(57,048)
Retained earnings	83,348	52,726

	680,700	546,531
Class A common stock held by a subsidiary, at cost	(192,129)	(191,140)

Total Lazard Ltd stockholders’ equity	488,571	355,391
Noncontrolling interests	147,423	167,706

Total stockholders’ equity	635,994	523,097

Total liabilities and stockholders’ equity	$3,123,698	$3,147,762

(a)	At fair value, with the exception of $148,897 and $199,188 of investments at September 30, 2010 and December 31, 2009, respectively, at amortized cost and equity method.

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS EXCLUDING SPECIAL CHARGES, WHERE APPLICABLE

(unaudited)

	Three Months Ended

	Sept. 30, 2010 (a)	June 30, 2010	Mar. 31, 2010 (b)	Dec. 31, 2009 (c)	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009 (d)	Dec. 31, 2008	Sept. 30, 2008 (e)
	($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$160,662	$145,854	$147,557	$170,206	$124,691	$134,855	$96,474	$192,678	$230,890
Restructuring	66,000	79,879	100,188	103,449	119,101	93,231	60,929	47,135	23,944
Capital Markets & Other Advisory	27,750	19,918	21,331	39,943	16,390	25,005	6,094	12,542	15,349

Total	254,412	245,651	269,076	313,598	260,182	253,091	163,497	252,355	270,183

Asset Management
Management Fees	183,975	166,987	161,796	152,810	133,377	107,123	93,500	107,987	145,332
Incentive Fees	15,469	12,635	13,787	40,988	15,202	13,170	5,435	16,353	10,179
Other Revenue	8,523	7,597	8,147	10,324	8,769	11,273	4,000	1,018	536

Total	207,967	187,219	183,730	204,122	157,348	131,566	102,935	125,358	156,047

Core operating business revenue (f)	462,379	432,870	452,806	517,720	417,530	384,657	266,432	377,713	426,230

Corporate	10,786	5,498	4,104	(3,327)	13,953	14,190	6,473	24,835	11,076

Operating revenue (g)	$473,165	$438,368	$456,910	$514,393	$431,483	$398,847	$272,905	$402,548	$437,306

Operating income (loss) (h)	$79,467	$67,051	$77,487	$(74,550)	$73,165	$56,946	$(28,219)	$54,093	$64,837

Net income (loss) attributable to Lazard Ltd	$57,023	$44,572	$47,003	$(34,705)	$37,418	$28,187	$(18,422)	$37,979	$31,671

Net income (loss) per share attributable to Lazard Ltd
Basic	$0.51	$0.43	$0.53	($0.40)	$0.47	$0.38	($0.27)	$0.54	$0.48
Diluted	$0.46	$0.39	$0.46	($0.40)	$0.41	$0.34	($0.27)	$0.50	$0.44

Supplemental Information:

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests	$62,156	$53,036	$61,431	$(54,870)	$52,487	$43,145	$(29,691)	$61,154	$54,750

Net income (loss) attributable to Lazard Ltd per share assuming full exchange of exchangeable interests
Basic	$0.51	$0.43	$0.51	($0.46)	$0.46	$0.37	($0.26)	$0.52	$0.47
Diluted	$0.46	$0.39	$0.46	($0.46)	$0.41	$0.34	($0.26)	$0.50	$0.44

Assets Under Management ($ millions)	$143,573	$123,483	$134,972	$129,543	$120,185	$98,020	$81,084	$91,109	$113,287

(a)	The three month period ended September 30, 2010 represents U.S. GAAP results less an aggregate $7,068 adjustment to increase previously recognized tax benefit related to the March 31, 2010 charges noted in (b) below.
(b)	The three month period ended March 31, 2010 represents U.S. GAAP results less restructuring expense of $87,108 and operating expenses related to the accelerated vesting of restricted stock units in connection with the company’s change in retirement policy of $24,860 and related tax effect.
(c)	The three month period ended December 31, 2009 represents U.S. GAAP results less operating expenses related to the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively and related tax effect.
(d)	The three month period ended March 31, 2009 represents U.S. GAAP results less restructuring expense of $62,550 and related tax effect.
(e)	The three month period ended September 30, 2008 represents U.S. GAAP results less an operating expense charge of $199,550 and related tax effect in connection with the company’s purchase of all outstanding LAM Equity units held by certain current and former MDs and employees of LAM.
(f)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(g)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) related to the consolidation of noncontrolling interests, each of which are included in net revenue.
(h)	Operating income is after interest expense and before income taxes and noncontrolling interests.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

(unaudited)

BEFORE FULL EXCHANGE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	($ in thousands, except per share data)
Net income attributable to Lazard Ltd	$64,091	$37,418	$75,129	$12,109
Add - net income (loss) associated with Class A common shares issuable on a non-contingent basis	116	349	95	(125)

Basic net income attributable to Lazard Ltd	64,207	37,767	75,224	11,984
Add - dilutive effect, as applicable, of (a):
Adjustments to income relating to interest expense and changes in net income attributable to noncontrolling interests resulting from assumed incremental Class A common share issuances, net of tax	5,992	15,518	3,988	—

Diluted net income attributable to Lazard Ltd	$70,199	$53,285	$79,212	$11,984

Weighted average shares outstanding	108,302,438	77,707,395	98,579,076	72,124,816
Add - adjustment for shares of Class A common issuable on a non-contingent basis	2,756,633	3,049,323	2,861,665	3,154,089

Basic weighted average shares outstanding	111,059,071	80,756,718	101,440,741	75,278,905
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes, convertible preferred stock and exchangeable interests	27,035,030	50,711,367	34,113,390	—

Diluted weighted average shares outstanding	138,094,101	131,468,085	135,554,131	75,278,905

Basic net income per share attributable to Lazard Ltd	$0.58	$0.47	$0.74	$0.16

Diluted net income per share attributable to Lazard Ltd	$0.51	$0.41	$0.58	$0.16

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS

& EXCLUDING SPECIAL CHARGES (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income attributable to Lazard Ltd	$62,156	$52,487	$176,623	$65,941
Add - dilutive effect of adjustments to income for:
Interest expense on convertible notes, net of tax	975	798	2,958	—

Diluted net income attributable to Lazard Ltd	$63,131	$53,285	$179,581	$65,941

Weighted average shares outstanding	108,302,438	77,707,395	98,579,076	72,124,816
Add - adjustment for shares of Class A common issuable on a non-contingent basis	2,756,633	3,049,323	2,861,665	3,154,089
Add - adjustment for shares of Class A common issuable relating to exchangable interests	12,002,898	33,907,719	21,155,267	40,199,776

Basic weighted average shares outstanding	123,061,969	114,664,437	122,596,008	115,478,681
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes and convertible preferred stock	15,032,132	16,803,648	15,589,694	7,922,014

Diluted weighted average shares outstanding	138,094,101	131,468,085	138,185,702	123,400,695

Basic net income per share attributable to Lazard Ltd	$0.51	$0.46	$1.44	$0.57

Diluted net income per share attributable to Lazard Ltd	$0.46	$0.41	$1.30	$0.53

(a)	Incremental income included if related shares are dilutive.
(b)	Special Charges for the nine month period ended September 30, 2010 refers to (i) a pre-tax charge related to the reduction and realignment of staff of $87,108 and (ii) a pre-tax charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy. For the nine month period ended September 30, 2009, the pre-tax special charge consists of the expenses related to the reduction and realignment of staff of $62,550.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	September 30, 2010	June 30, 2010	December 31, 2009	Qtr to Qtr	YTD
	($ in millions)	($ in millions)
Equities	$120,538	$102,666	$106,603	17.4%	13.1%
Fixed Income	17,485	15,469	18,056	13.0%	(3.2%)
Alternative Investments	4,603	4,336	3,936	6.2%	16.9%
Private Equity	864	950	839	(9.1%)	3.0%
Cash	83	62	109	33.9%	(23.9%)

Total AUM	$143,573	$123,483	$129,543	16.3%	10.8%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009		2010	2009
	($ in millions)			($ in millions)
AUM - Beginning of Period	$123,483	$98,020		$129,543	$91,109

Net Flows	1,142	7,743		6,173	5,650
Acquisitions (dispositions)	—	(831)		—	(831)
Market and foreign exchange appreciation (depreciation)	18,948	15,253		7,857	24,257

AUM - End of Period	$143,573	$120,185		$143,573	$120,185

Average AUM (a)	$133,528	$109,102		$132,893	$97,599

% Change in average AUM	22.4%			36.2%

(a)	Average AUM is based on an average of quarterly ending balances for the respective periods.